SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 31, 2008

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 31, 2008, Roanoke Gas Company, a subsidiary of RGC Resources, Inc., entered into a Promissory Note in the principal amount of $5,000,000 in favor of Branch Banking and Trust Company (“BB&T”), and entered into a Loan Agreement with BB&T for the purpose of refinancing debt that matured on July 1, 2008 and had been financed since maturity under the Company’s line-of-credit agreement. The note has a term of seven years and provides for quarterly payments of accrued interest. The interest rate is three-month LIBOR plus 1.25%.

Also on October 31, 2008, Roanoke Gas Company executed an interest rate swap agreement for $5,000,000 corresponding to the term of the Promissory Note, which effectively converted the variable rate note to a fixed rate instrument with an effective annual interest rate of 5.79%

In addition and in connection with the above Promissory Note and Loan Agreement, also on October 31, 2008, RGC Resources, Inc., executed a Guaranty Agreement in favor of BB&T unconditionally guaranteeing timely payment and performance of any obligations of Roanoke Gas Company to BB&T.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

10.1	Promissory Note in the original principal amount of $5,000,000 by and between Roanoke Gas Company and BB&T, dated October 31, 2008, along with the Addendum of the same date.

10.2	Loan Agreement by and between Roanoke Gas Company and BB&T, dated October 31, 2008.

10.3	ISDA Master Agreement by and between Roanoke Gas Company and BB&T, dated as of October 27, 2008.

10.4	Guaranty Agreement by and between RGC Resources, Inc. and BB&T, dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: November 5, 2008	By:	/s/ Howard T. Lyon
Howard T. Lyon
Vice-President, Treasurer and CFO